Exhibit 10.1

STOCK OPTION CANCELLATION AGREEMENT
This Stock Option Cancellation Agreement (hereinafter “Agreement”), dated as of December 7, 2018, is made between Appian Corporation (the “Company”) and Matthew Calkins (the “Optionee”).
WHEREAS, pursuant to that certain Nonstatutory Option Agreement, dated as of August 12, 2016, between the Company and the Optionee (the “Option Agreement”), the Company granted an option to the Optionee to purchase 1,828,080 shares of Class B Common Stock (“Stock”) of the Company (the “Options”) upon the occurrence of certain conditions set forth in the Option Agreement, pursuant to the terms of the Appian Corporation 2007 Stock Option Plan (the “2007 Plan”); and
WHEREAS, all of the Options have vested as of the Effective Date; and
WHEREAS, in consideration of the Company granting equity awards to certain of Optionee’s co-founders of the Company, Optionee has agreed to forfeit his right to purchase 383,897 shares of Stock pursuant to the Option Agreement, subject to the terms set forth herein (the “Cancelled Options”).
NOW, THEREFORE, the Company and the Optionee agree as follows:
1. Options Cancellation. Notwithstanding the terms of the Option Agreement, the Optionee hereby agrees that he will no longer have the right to exercise all or any portion of the Cancelled Options. The agreement with respect to the Cancelled Options set forth in this Section 1 shall not affect the remaining Options to purchase 1,444,183 shares of Stock granted by the Company to the Optionee under the Option Agreement.
2. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Optionee and their respective successors, heirs, and legal representatives. The Optionee’s signature below on this Agreement affirms that he has read and understands all provisions of this Agreement and agrees to comply with all terms hereof.
3. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Optionee and contains all the agreements between them with respect to the subject matter hereof; provided, however, that except to the extent set forth herein, this Agreement shall not affect any other agreements existing between the Company and the Optionee, and provided further that, notwithstanding anything to the contrary herein, the Optionee shall remain eligible to receive future equity compensation awards from the Company.
4. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia as such laws are applied to agreements between Virginia residents entered into and to be performed entirely within the Commonwealth of Virginia.
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Exhibit 10.1

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

COMPANY:

Appian Corporation

By:	/s/ Christopher Winters
Name:	Christopher Winters
Its:	General Counsel & Secretary

OPTIONEE:

Matthew Calkins

By:	/s/ Matthew Calkins
Name:	Matthew Calkins